Exhibit 99.1

Eton Pharmaceuticals Announces Sale of Neurology Portfolio

-	Eton to receive up to $45 million plus royalties on product sales

DEER PARK, Ill., Feb. 8, 2021 (GLOBE NEWSWIRE) — Eton Pharmaceuticals, Inc. (Nasdaq: ETON), a specialty pharmaceutical company focused on developing and commercializing innovative treatments for rare pediatric diseases, today announced that it has sold its neurology portfolio to Azurity Pharmaceuticals. The portfolio includes Eton’s lamotrigine (ET-105), zonisamide (ET-104), and topiramate (ET-101) product candidates, which have all been submitted to the U.S. Food and Drug Administration as new drug applications and are currently under review by the agency.

“This transaction was a very compelling opportunity for Eton. It allows us to focus on growing our orphan drug business, provides us with an attractive return on our investment in the products, increases our profitability, and brings us into partnership with an industry leader in innovative dosage forms,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals. “Azurity has an established track record with customized formulations that satisfy patients’ unmet needs. With this transaction, we will no longer need to invest in a neurology sales force, which will significantly increase our profitability in 2021 and 2022.”

Azurity will assume control of all three products and will be responsible for commercialization following regulatory approval. Eton will support Azurity in the transition and through regulatory approval. Under the terms of the transaction, Eton will receive up to $45 million in payments from Azurity under the following schedule:

-	$15 million at closing, of which $5.5 million has been held in escrow until certain product-related milestones are achieved.
-	$15 million upon achievement of approval and product launch milestones
-	$15 million upon achievement of commercial sales milestones

In addition, Eton will receive a single digit percentage royalty on Azurity’s net sales of the products. Eton will remain responsible for certain licensing fee obligations owed to its development partners and Azurity will assume royalty or profit share obligations owed to development partners. Eton’s proceeds from the transaction will be used for business development activities targeting additional late-stage orphan drug products.

About Eton Pharmaceuticals

Eton Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing innovative treatments for rare pediatric diseases. The company currently owns or receives royalties from three FDA-approved products, including ALKINDI® SPRINKLE, Biorphen®, and Alaway Preservative Free®, and has six additional products that have been submitted to the FDA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

David Krempa

dkrempa@etonpharma.com

612-387-3740